SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

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                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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         Date of Report (date of earliest event reported): May 17, 1999



                                   VIACOM INC.
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             (Exact name of registrant as specified in its charter)



               Delaware            1-9553              04-2949533
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               (State or other     (Commission         (IRS Employer
               jurisdiction of     File Number)        Identification No.)
               incorporation)


                     1515 Broadway, New York, New York 10036
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (212) 258-6000


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Item 5.   Other Events.
          -------------

          On May 17, 1999, Viacom Inc., a Delaware corporation ("Viacom") and Spelling Entertainment Group Inc. ("Spelling") announced that they have entered into a definitive merger agreement for the purchase by Viacom of the shares of Spelling common stock that it does not already own for $9.75 per share in cash.

          The merger agreement provides for the commencement of a tender offer by Viacom by Friday, May 21, 1999. Under the terms of the merger agreement, each Spelling share that is not purchased in the offer will be acquired by merger as soon as practical thereafter in a second step merger, also for $9.75 per share.

          A copy of the Merger Agreement is attached hereto as Exhibit 99.1.

          A copy of the press release issued by Viacom, May 17, 1999, relating to the above-described transaction is attached hereto as Exhibit 99.2.


Item 7.   Financial Statements and Exhibits.
          ----------------------------------

          (c) The following exhibit is filed as part of this report on Form 8-K:

          99.1 Agreement and Plan of Merger among Viacom International Inc., VSEG Acquisition Inc. and Spelling Entertainment Group Inc., dated as of May 17, 1999.

          99.2      Press Release issued by Viacom dated May 17, 1999.


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                                    SIGNATURE
                                  -------------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   VIACOM INC.



Date:  May 17, 1999               By:        /s/  Michael D. Fricklas
                                             -----------------------------------
                                   Name:      Michael D. Fricklas
                                  Title:     Senior Vice President,
                                             General Counsel and Secretary

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                                  EXHIBIT INDEX
                                ----------------

            Exhibit No.       Description

               99.1 Agreement and Plan of Merger among Viacom International Inc., VSEG Acquisition Inc. and Spelling Entertainment Group Inc., dated as of May 17, 1999.

              99.2            Press Release issued by Viacom dated May 17, 1999.


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